UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 19, 2014 Genie Energy Ltd. (the “Registrant”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Avi Goldin, the Registrant’s Chief Financial Officer. The existing employment agreement, dated October 28, 2011, between the Registrant and Mr. Goldin is being amended to (i) extend the term thereof for an additional three year period, expiring on December 31, 2017, (ii) set Mr. Goldin’s annual base salary at $275,000 effective October 29, 2014 (the previously scheduled expiration of the term), and (iii) set Mr. Goldin’s target annual bonus at $100,000 subject to the conditions set forth in the Employment Agreement.

A copy of the Employment Agreement is filed as Exhibits 10.01 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.01	Amended and Restated Employment Agreement, dated August 19, 2014, between the Registrant and Avi Goldin.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard S. Jonas
Howard S. Jonas
Chief Executive Officer

Dated: August 25, 2014

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EXHIBIT INDEX

Exhibit Number	Document
10.01	Amended and Restated Employment Agreement, dated August 19, 2014, between the Registrant and Avi Goldin.

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